                                                                     Exhibit n.2











January 8, 2003


Nuveen Insured Florida Tax-Free Advantage Mutual Fund
c/o Vedder, Price, Kaufman & Kammholz
222 N. LaSalle Street
Chicago, Illinois 60601

RE: Nuveen Insured Florida Tax-Free Advantage Municipal Fund Municipal Auction Rate Cumulative Preferred Shares, Liquidation Preference $25,000 Per Share

Ladies and Gentlemen:

We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us as special Florida counsel in connection with certain statements in the sections under the caption "Risk Factors -- Concentration in Florida Issuers"; "The Fund's Investments - Municipal Bonds - Special Consideration Relating to Florida Municipal Bonds"; "Tax Matters -- Florida Tax Matters"; and in Appendix E to the Statement of Additional Information contained in your Registration Statement on Form N-2, Amendment No. 1 under the Securities Act of 1933 (File No. 333-100873) and Amendment No. 5 under the Investment Company Act of 1940 (File No. 811-21215), as filed with the Securities and Exchange Commission with respect to the above-referenced securities.


Very truly yours,

/s/ Baker & McKenzie

Baker & McKenzie